                                                                     Exhibit 4.1

                      CERTIFICATE EVIDENCING CLASS B UNITS
                    REPRESENTING LIMITED PARTNER INTERESTS IN
                         NORTHERN BORDER PARTNERS, L.P.

NO. 1                                                   36,494,126 CLASS B UNITS

     The undersigned officer of Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that ____________________ (the "Holder") is the registered owner of 36,494,126
Class B Units representing limited partner interests in the Partnership (the "Class B Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Class B Units represented by this Certificate. The rights, preferences and limitations of the Class B Units are set forth in, and this Certificate and the Class B Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Agreement of Limited Partnership, as amended by Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership, as further amended, supplemented or restated from time to time (the "Partnership Agreement"). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 13710 FNB Parkway, Omaha, Nebraska 68154. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity, necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS ("ACTS"). THE UNITS HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE UNITS UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:
       --------------------------

                                        NORTHERN BORDER PARTNERS, L.P.


Countersigned and Registered by:        By:
                                            ------------------------------------
                                            Chief Financial and Accounting
                                            Officer


Northern Plains Natural Gas Company,
LLC,
as Transfer Agent and Registrar


By:
    ---------------------------------
    Authorized Signature

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[Reverse of Certificate]

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM--   as tenants in common                 UNIF GIFT/TRANSFERS MIN ACT
TEN ENT--   as tenants by the entireties                    Custodian
                                                 (Cust)                  (Minor)

JT TEN--    as joint tenants with right of       under Uniform Gifts/Transfers to CD Minors Act
            survivorship and not as tenants in   (State)
            common

Additional abbreviations, though not in the above list, may also be used.

FOR VALUE RECEIVED, __________________________ hereby assigns, conveys, sells and transfers unto

_______________________________          _______________________________________
(Please print or typewrite name          (Please insert Social Security or other
    and address of Assignee)                 identifying number of Assignee)

__________ Class B Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ____________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Northern Border Partners, L.P.

Date:                                   Note: The signature to any endorsement
      -------------------------------         hereon must correspond with the
                                              name as written upon the face of
                                              this Certificate in every
                                              particular, without alteration,
                                              enlargement or change.

      THE SIGNATURE(S) MUST BE
      GUARANTEED BY AN ELIGIBLE
      GUARANTOR INSTITUTION (BANKS,           ----------------------------------
      STOCKBROKERS, SAVINGS AND LOAN          (Signature)
      ASSOCIATIONS AND CREDIT UNIONS
      WITH MEMBERSHIP IN AN APPROVED
      SIGNATURE GUARANTEE MEDALLION           ----------------------------------
      PROGRAM), PURSUANT TO S.E.C.            (Signature)
      RULE 17Ad-15

      ----------------------------------

No transfer of the Class B Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class B Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Class B Units has been properly completed and executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Class B Units shall have no duty to the transferee with respect to execution of the Application for Transfer of Class B Units in order for such transferee to obtain registration of the transfer of the Class B Units.

                    APPLICATION FOR TRANSFER OF CLASS B UNITS

     The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Class B Units evidenced hereby.

     The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P. (the "Partnership"), as amended by Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership, as further amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) gives the powers of attorney provided for in the Partnership Agreement and (d) makes the waivers and gives the consents and approvals contained in the Partnership Agreement.

     Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:
      -------------------------------   ----------------------------------------
                                        Signature of Assignee


-------------------------------------   ----------------------------------------
Social Security or other                Name and Address of Assignee
identifying number of Assignee

-------------------------------------
            Purchase Price
    including commissions, if any

Type of Entity (check one)

[ ] Individual [ ] Partnership [ ] Corporation
[ ] Trust [ ] Other (specify)

Nationality (Check One):

[ ] U.S. Citizen, Resident or Domestic Entity

[ ] Foreign Corporation, or [ ] Non-resident alien

     If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "CODE"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interest-holder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interest-holder).

Complete Either A or B:

     A.   Individual Interest-Holder

          1. I am not a non-resident alien for purposes of U.S. income taxation.

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          2.   My U.S. taxpayer identifying number (Social Security Number) is

               ______________________________________________________________.

          3.   My home address is _________________________________________.

     B.   Partnership, Corporate or Other Interest-Holder

          1.   _____________________________________________ is not a foreign
                         (Name of Interest-Holder)

          corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

          2.   The interest-holder's U.S. employer identification number is

               ______________________________________________________________.

          3. The interest-holder's office address and place of incorporation (if applicable) is ____________________________.

     The interest-holder agrees to notify the Partnership within 60 days of the date the interest-holder becomes a foreign person.

     The interest-holder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

         ---------------------------------------------------------------
                            (Name of Interest-Holder)


         ---------------------------------------------------------------
                               Signature and Date

         ---------------------------------------------------------------
                              Title (if applicable)

     Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any Person for whom the Assignee will hold the Class B Units shall be made to the best of the Assignee's knowledge.